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                                                                    Exhibit 9(k)

                 AMENDMENT NO. 1 TO TRANSFER AGENCY AGREEMENT
                 --------------------------------------------


          This Amendment No. 1, dated as of September 29, 1995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation formerly known as The Winsbury Service Corporation.

          WHEREAS, the Fund and BISYS have entered into a Transfer Agency Agreement, dated as of October 1, 1993, and certain addenda thereto, dated as of March 15, 1994, March 1, 1995 and July 10, 1995 (the "Transfer Agency Agreement"), pursuant to which the Fund appointed BISYS to act as Transfer Agent for the Fund's Portfolios;

          WHEREAS, Section 20 of the Transfer Agency Agreement provides that no provision of the Transfer Agency Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

          WHEREAS, the parties hereto wish to amend Section 4(b) of Appendix B to the Transfer Agency Agreement in order to confirm that the Transfer Agent is obligated to account for separation of shareholder investments from transaction sale charges in connection with both purchases and redemptions of Portfolio shares;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Appendix B. Section 4(b) of Appendix B to the Transfer Agency
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Agreement is hereby amended to read as follows:

     "b. Account for separation of shareholder investments from transaction sale charges in connection with purchases and redemptions of Portfolio shares."

          2.  Miscellaneous.  Except to the extent amended hereby, the Transfer
              -------------
Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.
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          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first above written.


                         THE ARCH FUND, INC.



                         By:    /s/ Jerry V. Woodham
                                ------------------------
                         Name:  Jerry V. Woodham
                         Title: President


                         BISYS FUND SERVICES OHIO, INC.



                         By:    /s/ Stephen G. Mintos
                                -------------------------
                         Name:  Stephen G. Mintos
                         Title:

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